EXHIBIT 23.4






                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Vivendi Universal of our reports dated August 16, 2000 relating to the consolidated financial statements and financial statement schedule of The Seagram Company Ltd., which appear in Vivendi Universal's Registration Statement on Form F-4 as amended dated July 26, 2001.

/s/ PricewaterhouseCoopers LLP

New York, New York
August 27, 2001